EXHIBIT 10.1

LOAN AGREEMENT

This LOAN Agreement (“Agreement”) is made as of June 27, 2013 (the “Effective Date”) by and between WestMountain Gold, Inc., a Colorado corporation formerly known as WestMountain Index Advisor, Inc. (the “Company”), and BOCO Investments, LLC, a Colorado limited liability company (“Lender”).

RECITALS

To provide the Company with additional resources to conduct its business, Lender is willing to loan to Company the principal amount of Five Hundred Thousand Dollars ($500,000.00), subject to the terms and conditions specified herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and Lender, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Loan

1.1 The Loan. Subject to and in accordance with the terms and conditions of this Agreement and the Note (as defined below), Lender agrees to lend to the Company (as hereinafter defined) the principal sum of Five Hundred Thousand Dollars ($500,000.00) (the “Loan Amount”) against the issuance and delivery by the Company of a Promissory Note in the form attached hereto as Exhibit A and incorporated herein (the “Note”).

2.	The Closing

2.1 Closing Date. The closing of the loan (the “Closing”) shall be held as of the date hereof (the “Closing Date”).

2.2 Delivery. At the Closing (i) Lender shall execute and deliver to the Company an executed counterpart of the Note; and (ii) the Company shall duly execute and issue and deliver to Lender an original wet-signed counterpart of the Note, an original wet-signed warrant in the form attached hereto as Exhibit B and incorporated herein (the “Warrant”), and an executed counterpart of the Security Agreement in the form attached hereto as Exhibit C and incorporated herein (“Security Agreement”).

3.	Representations, Warranties and Covenants of the Company

As of the Effective Date and until Lender’s receipt of all amounts payable under the Note, the Company hereby represents and warrants to Lender as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has the requisite corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Subsidiaries. Except as disclosed in the Disclosure Schedule attached as Exhibit D or in the Company’s filings with the Securities and Exchange Commission and publicly available on the EDGAR system as of the Effective Date (“SEC filings”), the Company does not own any equity security or other interest of or control any other corporation, limited partnership or other business entity. Except as disclosed in the Company’s SEC filings, the Company is not a participant in any joint venture, partnership or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of, or any interest in, any corporation, partnership, association, or other business entity.

3.3 Corporate Power. The Company has and will have at the Closing all requisite corporate power to execute and deliver this Agreement, the Note, the Warrant, and the Security Agreement (collectively, the “Transaction Agreements”), and to carry out and perform its obligations under the terms of the Transaction Agreements.

3.4 Authorization. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery by the Company of the Transactions Agreements and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Note and the reservation of the capital stock issuable upon exercise of the Warrant. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms. The capital stock of the Company issuable upon exercise of the Warrant (such capital stock, collectively with the Note, the “Securities”), when issued in compliance with the provisions of the Transaction Agreements, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws and regulations.

3.5 Agreements; Action.

(a)           Except as disclosed in the Disclosure Schedule attached as Exhibit D or in the Company’s SEC filings, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) other than debt issued to Lender, incurred or guaranteed any indebtedness for money borrowed or any other liabilities in excess of $600,000 in the aggregate (iii) made any loans or advances to any person, other than ordinary course advances for travel or other business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(b)           Except as disclosed in the Disclosure Schedule attached as Exhibit D, the Company has not engaged since inception in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up, of the Company.

(c)           The Company expects to issue stock option grants and options in accordance with employment agreements and, subject to the prior written approval of Lender, accounts payable conversion. Further, the Company expects to implement a stock incentive plan in conjunction with the 2013 annual shareholder meeting.

3.6 Obligations to Related Parties. Except as disclosed in the Disclosure Schedule attached as Exhibit D or in the Company’s SEC filings, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees. None of the officers, directors, key employees or stockholders of the Company, or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) that may compete with the Company and (ii) service as a board member of a company due to a person’s affiliation with a venture capital fund or similar institutional investor in such company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

3.7 Title to Properties and Assets; Liens, Etc. Except as disclosed in the Company’s SEC filings, the Company has good and marketable title to, or valid leasehold interests in, its properties and assets, including the properties and assets currently used in its business, in each case subject to no Lien other than (i) the Lien of current taxes not yet due and payable, (b) Liens created in connection with the transactions contemplated hereby and (c) Liens and encumbrances which do not materially detract from the value subject thereto or materially adversely affect the Company or its business as conducted and proposed to be conducted. For the purposes hereof, the term “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company will not, without the Lender’s prior written consent, sell, lease, assign, pledge, hypothecate, or otherwise transfer or encumber all or any portion of its interest in the Collateral, or any portion thereof.

(f)           Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted or proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

3.8 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, shall have been obtained and will be effective at the Closing.

3.9 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership or operation of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently proposed to be conducted.

3.10 Compliance with Other Instruments. The Company is not in violation or default of any term of, and the execution and delivery by the Company of the Transaction Agreements will not result in any violation or default with respect to, its articles of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, give rise to any acceleration or right to accelerate, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

3.11 Litigation. Except as disclosed in the Disclosure Schedule attached as Exhibit D or in the Company’s SEC filings, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company that questions the validity of this Agreement or the other Transaction Agreements or which questions the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the business, assets, liabilities, operations or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened (or any basis therefor known by the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party to, or to its knowledge subject to, the provisions of any order, writ, injunction, judgment or decree of any arbitration panel or tribunal, court or other government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.12 Obligations of Management. Except as disclosed in the Company’s SEC filings, each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

3.13 Financial Statements. Except as disclosed in the Disclosure Schedule attached as Exhibit D or in the Company’s SEC filings, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.14 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Transaction Agreements or any of the transactions contemplated hereby or thereby. The Company shall indemnify, protect and hold Lender harmless from all claims for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Transaction Agreements or any of the transactions contemplated hereby or thereby.

3.15 Insurance. The Company has in full force and effect fire and casualty insurance policies in amounts customary for companies in similar businesses similarly situated.

3.16 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions and except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Since the Financial Statement Date, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

3.17 Minute Books. The minute books of the Company contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

3.18 Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. Except as set forth in the Schedule of Exceptions, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement and there is no accrued or unpaid compensation due or owing by the Company to any contractor, employee, officer or director of the Company.

3.19 Offering. Assuming the accuracy of the representations and warranties of the Lender contained in this Agreement, the offer, issue, and sale of the Note are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and the Note has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws and regulations.

3.20 Disclosure. The Company has provided Lender with all the information regarding the Company reasonably available to it that Lender has requested for deciding whether to purchase the Securities. To the Company’s knowledge, neither the Agreement nor any of the Transaction Agreements delivered in connection herewith, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company does not represent or warrant that it will achieve any financial projections provided to the Lender and represents only that such projections were prepared in good faith

3.21 Covenants. Until repayment in full of the outstanding principal and all accrued and unpaid interest and other amounts payable under the Note, the Company covenants and agrees as follows:

(a) The Company shall not transfer, sale, lease, license, exchange, or undertake the disposition (individually and collectively, a “Transfer”) of, or enter into any agreement for the Transfer of, any assets, interests, or rights of Payor or assets, interests, or rights not yet acquired by Payor, in the ordinary course of business or otherwise, for consideration exceeding $50,000 in whole or in the aggregate, without Lender’s prior written consent.

(b) The Company shall deliver the Lender (i) unaudited quarterly financial reports within thirty days after the end of each quarter, and (ii) a monthly accounting of the Company’s cash balance. Both shall be in a format reasonably acceptable to the Lender.

(c) The Company shall not incur, agree to incur, guarantee or agree to guarantee any indebtedness for borrowed money or financed equipment, or any trade debt in excess of $600,000 (except debt issued to Lender) in whole or in the aggregate without the prior written consent of the Lender. All such indebtedness shall be solely to fund operations of the Terra project in Alaska and payroll, and shall be on terms and conditions no more beneficial to a third-party lender as the terms and conditions set forth in the Transaction Agreements.

(d) The Company shall not pledge, encumber or grant any security interest in any assets, interests, or rights of the Company or any of its subsidiaries to any third party without the prior written consent of the Lender, excluding the pledge of assets pursuant to this Agreement or the Note.

(e) All loan proceeds shall be used by the Company to pay the Company’s expenses of operation of the Terra project in Alaska incurred in the ordinary course of business, including without limitation, the Company’s payroll and lease obligations.

(f) Without the prior written approval of Lender, the Company shall not enter into any agreement or promise whereby the Company issues or agrees to issue shares in the Company, warrants, options (excluding pursuant to an approved employee stock option plan), debt convertible into shares of the Company, or any other agreement, security, or instrument pledging to issue shares in the Company in consideration for property or services furnished or to be furnished to the Company or any third party.

3.22 Information and Sophistication. Lender acknowledges that it has prior investment experience such that it is able to evaluate the merits and risks of an investment in the Company, or that it has employed the services of an investment advisor to read the Disclosure Documents (as defined below) and to evaluate the merits and risks of such an investment on its behalf; that it recognizes the speculative nature of this investment; and that it is able to bear the economic risk it hereby assumes. The Company’s (i) Annual Report for the year ended October 31, 2012, as filed with the U.S. Securities and Exchange Commission (“SEC”) on January 22, 2013 ; (ii) Quarterly Report on Form 10-Q for the quarter ended January 31, 2013 as filed with the SEC on March 5, 2013; (iii) Form S-1 and S-1/A, as filed with the SEC; and (iv) other documents as filed with the SEC, are collectively referred to as the “Disclosure Documents.” Lender acknowledges that it or its representative(s) have read the Disclosure Documents. Lender also acknowledges that it and its representative(s) have been afforded the opportunity to make, and has made, all inquiries as it and its representatives deemed appropriate with respect to the Company’s affairs and prospects.

4.	Miscellaneous

4.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Registration, Transfer and Replacement of the Note. The Note issuable under this Agreement shall be a registered note. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note. Prior to presentation of the Note for registration of transfer, the Company shall treat the person in whose name such Note is registered as the owner and holder of the Note for all purposes whatsoever, whether or not the Note shall be overdue, and the Company shall not be affected by notice to the contrary. The holder of the Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal amount requested by such holder, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date of such Note.

4.3 Successors and Assigns. The rights and obligations of the Company and the Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. This Agreement and all obligations of the Company hereunder shall survive the Closing and the execution and delivery of the Note, Warrant, and Security Agreement.

4.4 Assignment by the Company. The rights, interests or obligations hereunder may not be assigned or delegated, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Lender, which may be withheld in Lender’s sole and absolute discretion.

4.5 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.6 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles. Exclusive venue for all actions arising out of this Agreement shall be in the district court in and for Larimer County, Colorado, which shall have authority to adjudicate all claims arising out of this Agreement.

4.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient to the address on file in the books and records of the Company, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, within the United States, (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, within the United States, or (e) upon actual delivery if mailed or otherwise delivered in hard copy outside the Unites States. All communications shall be sent to the Company and to Lender at the address(es) set forth on the signature page hereto or at such other address(es) as the Company or Lender may designate by ten (10) days advance written notice to the other party hereto.

4.10 Further Assurances. The Company agrees at any time and from time to time at its expense, upon request of Lender, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action as the Lender may deem reasonably desirable in obtaining the full benefits of, or in preserving the liens and/or security interests of, the Transaction Agreements.

4.11 Survival. All representations, warranties, covenants and agreements made by the Company in connection herewith shall survive the disbursement of the loans, the execution and delivery of this Agreement and the Note.

4.12 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless agreed to in writing by the Company and Lender.

4.13 Fees and Expenses. At the Closing, the Company shall pay the reasonable legal and due diligence fees and expenses of counsel to the Lender.

4.14 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to Lender, upon any breach or default of the Company under this Agreement or any other Transaction Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Lender of any breach or default under this Agreement, or any waiver by Lender of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

4.15 Entire Agreement. This Agreement together with the other Transaction Agreements constitute and contain the entire agreement among the Company and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

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In Witness Whereof, the parties have executed this Amended and Restated Revolving Credit Loan and Security Agreement as of the Effective Date.

The Company:

WestMountain Gold, Inc.,
a Colorado corporation

By:	/s/ Gregory Schifrin
Print Name: Gregory Schifrin
Chief Executive Officer

Company Address:
2186 S. Holly Street, Suite 104, Denver, CO 80222

Lender:

BOCO INVESTMENTS, LLC,
a Colorado limited liability company

By:	/s/ Joseph C. Zimlich
Print Name: Joseph C. Zimlich
Title: President of Managing Member

Lender Address:
262 E. Mountain Avenue
Fort Collins, CO 80524

Exhibit A

Promissory Note

[See attached]

Exhibit B

The Warrant

[See attached]

Exhibit C

Security Agreement

Exhibit D

Disclosure Schedule